As filed with the Securities and Exchange Commission on March 1, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-3097762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
21 Erie Street
Cambridge, MA 02139
(617) 564-0013
(Address of Principal Executive Offices)
Prime Medicine, Inc. 2022 Stock Option and Incentive Plan
(Full Title of the Plan)
Keith Gottesdiener, M.D.
President and Chief Executive Officer
Prime Medicine, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 564-0013
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kingsley L. Taft, Esq.
Marishka DeToy, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 4,868,856 shares of common stock, par value $0.00001 per share (“Common Stock”) of Prime Medicine, Inc. (the “Registrant”) available for issuance under the Registrant’s 2022 Stock Option and Incentive Plan, as amended (the “2022 Plan”).
These additional shares are of the same class as other securities relating to the 2022 Plan for which the Registrant’s Registration Statements on Form S-8 (File No. 333-267953), filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2022, and Registration Statement on Form S-8 (File No. 333-270400), filed with the Commission on March 9, 2023, respectively, are effective (collectively, the “Earlier Registration Statements”).
Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the contents of the Earlier Registration Statements, except for “Item 8. Exhibits”, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Earlier Registration Statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description of exhibit
4.1
Third Amended and Restated Certificate of Incorporation of Prime Medicine, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 24, 2022)

4.2	Amended and Restated Bylaws of Prime Medicine, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 24, 2022)
4.3
Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-267579) filed on October 17, 2022)

4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 16, 2024)
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1
2022 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-267579) filed on October 17, 2022

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 1st day of March 2024.

PRIME MEDICINE, INC.
By:	/s/ Keith Gottesdiener
Name: Keith Gottesdiener Title: President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Keith Gottesdiener, Allan Reine, and Carman Alenson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Keith Gottesdiener	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2024
Keith Gottesdiener

/s/ Allan Reine	Chief Financial Officer (Principal Financial Officer)	March 1, 2024
Allan Reine

/s/ Carman Alenson	Chief Accounting Officer (Principal Accounting Officer)	March 1, 2024
Carman Alenson

/s/ Thomas Cahill	Director	March 1, 2024
Thomas Cahill

/s/ Wendy Chung	Director	March 1, 2024
Wendy Chung

/s/ Kaye Foster	Director	March 1, 2024
Kaye Foster

/s/ Michael Kelly	Director	March 1, 2024
Michael Kelly

/s/ Jeff Marrazzo	Director	March 1, 2024
Jeff Marrazzo

/s/ Robert Nelsen	Director	March 1, 2024
Robert Nelsen

/s/ David Schenkein	Director	March 1, 2024
David Schenkein